Exhibit 10.50
AMENDMENT NO. 5 TO THE
APPLIED MATERIALS, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN
     APPLIED MATERIALS, INC., having adopted the Applied Materials, Inc. Executive Deferred Compensation Plan (the “Plan”) effective as of July 1, 1993, amended and restated the Plan in its entirety effective as of April 1, 1995, and amended the restated Plan on four subsequent occasions, hereby again amends the restated Plan as follows:
     1. Effective as of December 13, 2005, Section 7.2 is amended in its entirety to read as follows:
     “7.2 Committee. The Plan shall be administered on behalf of the Company by a Committee consisting of employees of the Company who hold the following titles or positions (“Specified Positions”):
          (a) Corporate Controller;
          (b) Corporate Treasurer;
          (c) Appointed Vice President, Compensation and Benefits (the “VP, Comp & Benefits”);
          (d) Senior Director, Treasury; and
          (e) Director, Global Benefits.
The VP, Comp & Benefits also may appoint to Committee membership one additional employee of the Company. In no event, however, shall any member of the Committee be an individual who reports directly to the Chief Executive Officer of the Company. The VP, Comp & Benefits may remove the appointed member of the Committee at any time and may fill any vacancy of appointed members of the Committee which exists.”
     2. Effective as of July 3, 2006, Section 7.2 (as amended by Paragraph 1 above) is further amended by deleting subsection (d) thereof and substituting the following subsection (d) therefor:
          “(d) Managing Director, Treasury; and”.

     3. Effective as of December 13, 2006, Section 7.2 (as amended by Paragraphs 1 and 2 above) is further amended by adding the following sentence immediately after the first sentence thereof:
“Notwithstanding the foregoing, if any member of the Committee who holds a Specified Position (the “Prior Position”) is promoted such that he or she holds a higher title or position within his or her same department or unit (the “Successor Position”), the Successor Position shall replace the Prior Position as a Specified Position under the Plan, except as otherwise may be determined by the VP, Comp & Benefits.”
     IN WITNESS WHEREOF, Applied Materials, Inc., by its duly authorized officer, has executed this Amendment No. 5 to the restated Plan effective as of the dates specified above.

APPLIED MATERIALS, INC.

By	/s/ Robert Hartley

Title: V.P. Compensation and Benefits

Date:	2/27/07

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